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                                                        EXHIBIT 21.1

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SUBSIDIARIES

Name                                                         Jurisdiction
----                                                         ------------
Ramco-Gershenson, Inc. and Subsidiary ..................       Michigan
Ramco-Gershenson Properties, L.P. ......................       Delaware
S-12 Associates ........................................       Michigan
28th Street Kentwood Associates ........................       Michigan
Ramco Properties Associates Limited Partnership ........       Michigan
Ramco Properties GP, L.L.C .............................       Michigan
Ramco SPC, Inc. ........................................       Michigan
Ramco Virginia Management, L.L.C .......................       Michigan
Ramco SPC II, Inc. .....................................       Michigan
Ramco Acquisitions, L.L.C ..............................       Michigan
Ramco Acquisitions II, L.L.C ...........................       Michigan
Ramco Acquisitions III, L.L.C ..........................       Michigan
Ramco Acquisitions IV, L.L.C ...........................       Michigan
Ramco Crofton Plaza, LLC ...............................       Michigan
Ramco Roseville Plaza, LLC .............................       Michigan
Ramco Cox Creek, LLC ...................................       Michigan
Novi West Development L.L.C ............................       Michigan
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